Exhibit 99.1

Guidewire Software Announces Third Quarter Fiscal Year 2020 Financial Results,
Updates to Leadership Team

SAN MATEO, Calif., June 3, 2020 - Guidewire Software, Inc. (NYSE: GWRE), provider of the industry platform Property and Casualty (“P&C”) insurers rely upon, today announced its financial results for the fiscal quarter ended April 30, 2020.

“We delivered strong financial results in the third quarter highlighted by 105% year-over-year growth in subscription revenue that, along with total revenue and profitability, exceeded our guidance ranges," said Mike Rosenbaum, chief executive officer, Guidewire Software. "I am very proud of how our team and community have responded to the headwinds caused by COVID-19. During our third quarter, we made significant progress on our Guidewire Cloud Platform release, closed a new InsuranceSuite Cloud deal with Aviva Italia, and added three new Cyence customers."

Third Quarter Fiscal Year 2020 Financial Highlights

Revenue
•Total revenue for the third quarter of fiscal year 2020 was $168.2 million, an increase of 3% from the same quarter in fiscal year 2019. License and subscription revenue was $93.2 million, an increase of 22%; services revenue was $54.3 million, a decrease of 17%; and maintenance revenue was $20.7 million, which remained relatively flat.
•Annual recurring revenue, or ARR, was $483 million as of April 30, 2020, up from $460 million as of July 31, 2019. Quarterly ARR results for fiscal year 2020 are based on actual currency rates at the end of fiscal year 2019, held constant throughout the year.

Profitability
•GAAP loss from operations was $25.6 million for the third quarter of fiscal year 2020, compared with $15.8 million for the comparable period in fiscal year 2019.
•Non-GAAP income from operations was $5.8 million for the third quarter of fiscal year 2020, compared with $12.6 million for the comparable period in fiscal year 2019.
•GAAP net loss was $31.0 million for the third quarter of fiscal year 2020, compared with less than $0.1 million for the comparable period in fiscal year 2019. GAAP net loss per share was $0.37, based on diluted weighted average shares outstanding of 83.0 million, compared with less than $0.01 for the comparable period in fiscal year 2019, based on diluted weighted average shares outstanding of 81.6 million.
•Non-GAAP net income was $7.7 million for the third quarter of fiscal year 2020, compared with $15.2 million for the comparable period in fiscal year 2019. Non-GAAP net income per share was $0.09, based on diluted weighted average shares outstanding of 83.5 million, compared with $0.18 for the comparable period in fiscal year 2019, based on diluted weighted average shares outstanding of 82.6 million.

Liquidity
•The Company had $1.3 billion in cash, cash equivalents, and investments at April 30, 2020, the same as at July 31, 2019. The Company generated $5.9 million in cash from operations and had negative free cash flow of $16.3 million during the nine months ended April 30, 2020.

Business Outlook
Guidewire is issuing the following outlook for the fourth quarter of fiscal year 2020 and fiscal year 2020 based on current expectations:

(in $ millions)	Fourth Quarter Fiscal Year 2020			Fiscal Year 2020
Revenue	204.9	-	212.9	703.5	-	711.5
License and subscription	138.4	-	146.4	419.0	-	427.0
Maintenance	20.2	-	21.2	83.0	-	84.0
Services	42.7	-	48.7	198.0	-	204.0
GAAP income (loss) from operations	4.2	-	12.2	(64.8)	-	(56.8)
Non-GAAP income (loss) from operations	36.7	-	44.7	65.0	-	73.0
GAAP net income (loss)	(2.4)	-	(5.6)	(70.9)	-	(63.2)
GAAP net income (loss) per share	(0.03)	-	(0.07)	(0.86)	-	(0.76)
Non-GAAP net income (loss)	33.8	-	40.3	70.0	-	76.7
Non-GAAP net income (loss) per share	0.41	-	0.49	0.84	-	0.92

ARR growth on a constant currency basis is now expected to be between 9% and 11% in fiscal year 2020 compared to our previous range of 11% to 12%.

Leadership Announcements

The Company today announced that chief sales officer Steve Sherry plans to retire next fiscal year and that Frank O’Dowd has been named his successor. Additionally, the Company announced the permanent appointment of Jeff Cooper to the chief financial officer role, after serving in an interim capacity, as well as the promotion of Priscilla Hung to president, chief operating officer.

After nearly 15 years as a sales leader at Guidewire, which was preceded by an extraordinary career in enterprise software, Steve Sherry has decided to retire. “Guidewire is incredibly indebted to Steve for the contribution and leadership he provided during his tenure at Guidewire. He is an incredible sales leader and has built a truly first class sales division here at Guidewire.” said Mr. Rosenbaum. The Company today announced Mr. Sherry’s successor, Frank O’Dowd, who joins Guidewire from Oracle, where he was most recently group vice president and a member of the sales team for over 21 years. “While Steve’s retirement is bittersweet, we are incredibly excited to welcome Frank O’Dowd to the leadership team here at Guidewire,” said Mr. Rosenbaum. Mr. O’Dowd will join Guidewire on June 15, working with Mr. Sherry and the sales team through the end of the fiscal year, before taking over the leadership role. Mr. Sherry will continue with the Company as senior vice president, strategic accounts into the Company’s next fiscal year, to ensure a complete and seamless transition, after which he plans to retire.

After conducting an extensive and thorough search, Guidewire determined that Jeff Cooper was the best individual to lead the finance organization, resulting in the Board of Directors appointing him permanently to the chief financial officer role, after his service in an interim capacity. “Jeff’s command of the very detailed and complex cloud business model transition, combined with the trust he has engendered and the leadership shown during this interim period, clearly demonstrated Jeff is the right chief financial officer for Guidewire,” said Mr. Rosenbaum.

Guidewire also announced that Priscilla Hung, who has been with Guidewire since 2005, including serving as chief operating officer since June 2017, has been promoted to president, chief operating officer. “Priscilla has been a key leader of the organization, embodying the grit, determination, and resilience of our culture. I’m excited to continue to partner with her as we drive the next chapter for Guidewire, Guidewire Cloud and our partner ecosystem,” said Mr. Rosenbaum. “Through most of Guidewire's history, Priscilla has been an essential leader, driving many of our most important initiatives and finding a way to succeed for our customers. The Board and I look forward to her continued leadership in her new role,” said Marcus Ryu, chairman of the board.

Conference Call Information
What:  Guidewire Software Third Quarter Fiscal Year 2020 Financial Results Conference Call
When:  Wednesday, June 3, 2020
Time:  2:00 p.m. PT (5:00 p.m. ET)
Live Call: (877) 705-6003, Domestic
(201) 493-6725, International
Replay:  (844) 512-2921, Passcode 13704201, Domestic
(412) 317-6671, Passcode 13704201, International
Webcast: http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP income tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation and amortization of intangibles. Non-GAAP net income (loss), non-GAAP income tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes, changes in fair value of our strategic investments, and the related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These Non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as depreciation, amortization, stock-based compensation, and changes in fair value of strategic investments.
Annual recurring revenue ("ARR") is used to identify the annualized recurring value of active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, maintenance contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and usage arrangements that are not expected to recur (primarily perpetual licenses and services) are excluded.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.
About Guidewire Software
Guidewire delivers the industry platform that P&C insurers rely upon to adapt and succeed in a time of accelerating change. We provide the software, services, and partner ecosystem to enable our customers to run, differentiate, and grow their business. As of the end of our fiscal year 2019, we were privileged to serve more than 380 companies in 34 countries. For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and future leadership announcements. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; the impact of the COVID-19 pandemic on our employees and our business and the businesses of our customers, system integrator ("SI") partners, and vendors; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations; our services revenue produces lower gross margins than our license and maintenance revenue; our products or cloud-based services may experience data security breaches; we face intense competition in our market; assertions by third parties that we violate their intellectual property rights could substantially harm our business; changes in accounting guidance, such as revenue recognition, which have and may cause us to experience greater volatility in our quarterly and annual results; our product development and sales cycles are lengthy and may be affected by factors outside of our control; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

Investor Contact:
Garo Toomajanian
ICR, LLC
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	April 30, 2020	July 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$293,815	$254,101
Short-term investments	740,386	870,136
Accounts receivable, net	79,587	138,443
Unbilled accounts receivable, net	68,913	36,728
Prepaid expenses and other current assets	41,598	35,566
Total current assets	1,224,299	1,334,974
Long-term investments	291,760	213,524
Unbilled accounts receivable, net	21,930	9,375
Property and equipment, net	65,461	65,809
Operating lease assets	85,902	—
Intangible assets, net	46,031	66,542
Goodwill	340,877	340,877
Deferred tax assets, net	100,925	90,308
Other assets	31,683	45,554
TOTAL ASSETS	$2,208,868	$2,166,963
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,348	$34,255
Accrued employee compensation	47,493	73,365
Deferred revenue, net	89,087	108,304
Other current liabilities	21,789	16,348
Total current liabilities	176,717	232,272
Lease liabilities	99,110	—
Convertible senior notes, net	326,920	317,322
Deferred revenue, net	17,009	23,527
Other liabilities	3,099	19,641
Total liabilities	622,855	592,762
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,471,340	1,391,904
Accumulated other comprehensive income (loss)	(9,516)	(7,758)
Retained earnings	124,181	190,047
Total stockholders’ equity	1,586,013	1,574,201
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,208,868	$2,166,963

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2019	2020	2019
Revenue:
License and subscription	$93,182	$76,218	$280,559	$257,611
Maintenance	20,694	21,335	62,781	63,602
Services	54,289	65,314	155,293	190,443
Total revenue	168,165	162,867	498,633	511,656
Cost of revenue(1):
License and subscription	28,713	15,781	79,541	43,850
Maintenance	4,375	3,924	12,153	11,746
Services	52,664	60,573	158,510	185,970
Total cost of revenue	85,752	80,278	250,204	241,566
Gross profit:
License and subscription	64,469	60,437	201,018	213,761
Maintenance	16,319	17,411	50,628	51,856
Services	1,625	4,741	(3,217)	4,473
Total gross profit	82,413	82,589	248,429	270,090
Operating expenses(1):
Research and development	51,893	47,102	148,343	139,069
Sales and marketing	35,235	33,301	105,590	96,793
General and administrative	20,885	17,953	62,723	53,839
Total operating expenses	108,013	98,356	316,656	289,701
Income (loss) from operations	(25,600)	(15,767)	(68,227)	(19,611)
Interest income	6,072	7,748	20,666	22,152
Interest expense	(4,505)	(4,327)	(13,396)	(12,858)
Other income (expense), net	(12,356)	(617)	(12,789)	(958)
Income (loss) before provision for (benefit from) income taxes	(36,389)	(12,963)	(73,746)	(11,275)
Provision for (benefit from) income taxes	(5,351)	(4,382)	(7,773)	(9,002)
Net income (loss)	$(31,038)	$(8,581)	$(65,973)	$(2,273)
Net income (loss) per share:
Basic	$(0.37)	$(0.11)	$(0.80)	$(0.03)
Diluted	$(0.37)	$(0.11)	$(0.80)	$(0.03)
Shares used in computing net income (loss) per share:
Basic	83,024,291	81,606,088	82,701,267	81,252,993
Diluted	83,024,291	81,606,088	82,701,267	81,252,993

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2019	2020	2019
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of license and subscription revenue	$1,694	$589	$4,674	$1,458
Cost of maintenance revenue	469	274	1,376	1,366
Cost of services revenue	4,862	5,721	15,663	17,899
Research and development	6,500	4,919	19,349	17,765
Sales and marketing	4,990	4,731	16,143	14,426
General and administrative	6,266	4,816	18,870	15,843
Total stock-based compensation expense	$24,781	$21,050	$76,075	$68,757

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(31,038)	$(8,581)	$(65,973)	$(2,273)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,611	9,699	32,255	29,140
Amortization of debt discount and issuance costs	3,244	3,069	9,598	9,082
Stock-based compensation	24,781	21,050	76,075	68,757
Charges to bad debt and revenue reserves	(688)	127	190	479
Deferred income tax	(6,685)	(5,074)	(11,046)	(11,836)
Accretion of discount on available-for-sale securities, net	(354)	(1,880)	(2,366)	(5,696)
Changes in fair value of strategic investment	10,672	—	10,672	—
Other non-cash items affecting net income (loss)	129	—	701	575
Changes in operating assets and liabilities:
Accounts receivable	21,921	10,355	58,180	14,769
Unbilled accounts receivable	(27,722)	(13,668)	(44,740)	(43,858)
Prepaid expenses and other assets	(1,010)	(4,947)	(4,537)	(5,832)
Operating lease assets	2,618	—	7,111	—
Accounts payable	(1,648)	3,339	(5,680)	(11,136)
Accrued employee compensation	3,508	10,197	(25,286)	(5,065)
Deferred revenue	(2,152)	(2,149)	(25,735)	(29,639)
Lease liabilities	(2,875)	—	(2,634)	—
Other liabilities	1,259	4,674	(878)	5,785
Net cash provided by (used in) operating activities	4,571	26,211	5,907	13,252
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(247,909)	(315,109)	(849,312)	(778,011)
Sales and maturities of available-for-sale securities	328,210	316,519	904,959	727,102
Purchases of property and equipment	(7,712)	(17,740)	(18,966)	(28,746)
Capitalized software development costs	(1,063)	(1,139)	(3,273)	(2,302)
Net cash provided by (used in) investing activities	71,526	(17,469)	33,408	(81,957)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	1,838	748	3,077	1,851
Net cash provided by (used in) financing activities	1,838	748	3,077	1,851
Effect of foreign exchange rate changes on cash and cash equivalents	(2,583)	(790)	(2,678)	(1,417)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	75,352	8,700	39,714	(68,271)
CASH AND CASH EQUIVALENTS—Beginning of period	218,463	360,169	254,101	437,140
CASH AND CASH EQUIVALENTS—End of period	$293,815	$368,869	$293,815	$368,869

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2019	2020	2019
Gross profit reconciliation:
GAAP gross profit	$82,413	$82,589	$248,429	$270,090
Non-GAAP adjustments:
Stock-based compensation	7,025	6,584	21,713	20,723
Amortization of intangibles	4,805	4,945	14,695	14,835
Non-GAAP gross profit	$94,243	$94,118	$284,837	$305,648

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(25,600)	$(15,767)	$(68,227)	$(19,611)
Non-GAAP adjustments:
Stock-based compensation	24,781	21,050	76,075	68,757
Amortization of intangibles	6,602	7,278	20,511	21,896
Non-GAAP income (loss) from operations	$5,783	$12,561	$28,359	$71,042

Net income (loss) reconciliation:
GAAP net income (loss)	$(31,038)	$(8,581)	$(65,973)	$(2,273)
Non-GAAP adjustments:
Stock-based compensation	24,781	21,050	76,075	68,757
Amortization of intangibles	6,602	7,278	20,511	21,896
Amortization of debt discount and issuance costs	3,244	3,070	9,598	9,083
Changes in fair value of strategic investment (1)	10,672	—	10,672	—
Tax impact of non-GAAP adjustments (2)	(6,559)	(7,586)	(14,645)	(23,860)
Non-GAAP net income (loss)	$7,702	$15,231	$36,238	$73,603

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(5,351)	$(4,382)	$(7,773)	$(9,002)
Non-GAAP adjustments:
Stock-based compensation	3,295	3,676	11,824	11,578
Amortization of intangibles	878	1,271	3,197	3,694
Amortization of debt discount and issuance costs	431	536	1,489	1,540
Changes in fair value of strategic investment (1)	1,418	—	1,418	—
Tax impact of non-GAAP adjustments (2)	537	2,103	(3,283)	7,048
Non-GAAP tax provision (benefit)	$1,208	$3,204	$6,872	$14,858

(1) Effective the third fiscal quarter of 2020, changes in fair value of strategic investments are excluded from the non-GAAP measures. Prior to the third fiscal quarter of 2020, there have been no changes in fair value of strategic investments in any periods presented.
(2) Adjustments reflect the tax benefit (provision) resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except per share amounts)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2020	2019	2020	2019

Net income (loss) per share reconciliation:
GAAP net income (loss) per share — diluted	$(0.37)	$(0.11)	$(0.80)	$(0.03)
Non-GAAP adjustments:
Stock-based compensation	0.30	0.26	0.92	0.84
Amortization of intangibles	0.08	0.09	0.25	0.27
Amortization of debt discount and issuance costs	0.04	0.04	0.12	0.12
Changes in fair value of strategic investment (1)	0.13	—	0.13	—
Tax impact of non-GAAP adjustments (2)	(0.08)	(0.09)	(0.18)	(0.30)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation (3)	(0.01)	(0.01)	(0.02)	(0.01)
Non-GAAP net income (loss) per share — diluted	$0.09	$0.18	$0.42	$0.89

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares — diluted	83,024,291	81,606,088	82,701,267	81,252,993
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation (3)	486,398	1,031,086	798,189	1,245,769
Pro forma weighted average shares — diluted	83,510,689	82,637,174	83,499,456	82,498,762

(1) Effective the third fiscal quarter of 2020, changes in fair value of strategic investments are excluded from the non-GAAP measures. Prior to the third fiscal quarter of 2020, there have been no changes in fair value of strategic investments in any periods presented.
(2) Adjustments reflect the impact on the tax benefit (provision) resulting from all non-GAAP adjustments.
(3) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net income (loss) per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net income (loss) per share and, therefore, are included in the non-GAAP net income (loss) per share calculation.

	Nine Months Ended April 30,
	2020	2019
Free cash flow:
Net cash provided by (used in) operating activities	$5,907	$13,252
Purchases of property and equipment	(18,966)	(28,746)
Capitalized software development costs	(3,273)	(2,302)
Free cash flow	$(16,332)	$(17,796)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following tables reconcile the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below:
(in $ millions)	Fourth Quarter Fiscal Year 2020			Fiscal Year 2020
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	4.2	-	12.2	(64.8)	-	(56.8)
Non-GAAP adjustments:
Stock-based compensation	24.0	-	26.0	99.6	-	101.6
Amortization of intangibles	7.4	-	7.4	29.1	-	29.1
Non-GAAP income (loss) from operations	36.7	-	44.7	65.0	-	73.0

Net income (loss) outlook reconciliation:
GAAP net income (loss)	(2.4)	-	(5.6)	(70.9)	-	(63.2)
Non-GAAP adjustments:
Stock-based compensation	24.0	-	26.0	99.6	-	101.6
Amortization of intangibles	7.4	-	7.4	29.1	-	29.1
Amortization of debt discount and issuance costs	3.1	-	3.1	12.7	-	12.7
Change in fair value of strategic investment	—	-	—	10.7	-	10.7
Tax impact of non-GAAP adjustments	0.6	-	10.3	(12.3)	-	(13.3)
Non-GAAP net income (loss)	33.8	-	40.3	70.0	-	76.7